Exhibit 10.1

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Agreement (the “Amendment”) is a Fifth Amendment to the Employment Agreement dated September 1, 1999 and as amended by the First Amendment to the Employment Agreement dated March 6, 2002, by the Second Amendment dated May 1, 2003, by the Third Amendment to the Employment Agreement dated November 1, 2003 and by the Fourth Amendment to the Employment Agreement dated March 20, 2006 (as amended, the “Agreement”) by and between W.T. Wamberg (the “Executive”) and Clark, Inc. (the “Company”) which the parties have made and entered into as of the 31st day of December, 2006.

Introduction

WHEREAS, the Executive and the Company are parties to the Agreement pursuant to which the Company offered employment to the Executive and the Executive accepted such offer of employment on the terms set forth in the Agreement;

WHEREAS, the Company and the Executive have mutually agreed on certain changes in the Executive’s Compensation and reimbursements for estate planning costs;

NOW, THERFORE, BE IT RESOLVED, in consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

Terms of Amendment

1.	Section 4(a) of the Agreements shall be amended effective, December 31, 2006, by deleting the existing Section 4(a) in its entirety and replacing it with the following:

Salary. During the Period of Employment, the Company shall pay the Executive an annualized base salary of Two Hundred Sixty Thousand Dollars ($260,000) per year (the “Base Salary”). The Base Salary shall be reviewed annually at the end of each fiscal year during the Period of Employment by the Compensation Committee of the Company’s Board of Directors (the “Committee”). Based upon such reviews the Committee may change the Base Salary. Beginning March 18, 2006, the Executive shall be paid an annualized Base Salary of Fifty Thousand Dollars ($50,000) per year. Beginning on January 1, 2007, the Executive shall be paid an annualized Base Salary of Five Hundred and Fifty Thousand Dollars ($550,000) per year and such Base Salary may be adjusted on an annual basis thereafter. The Executive’s Base Salary shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the normal payroll procedures of the Company.

2.	Section 4(b) of the Agreement shall be amended, effective December 31, 2006, by deleting the existing Section 4(b) in its entirety and replacing it with the following:

Annual Bonus. In addition to the Base Salary, the Executive shall be eligible to receive an annual bonus (the “Annual Bonus”) of up to 140% of his Base Salary, as determined by the Committee in its sole discretion. Beginning with the 2006 fiscal year, the Executive shall be eligible to receive a bonus of up to 160% of his Base Salary. For purposes of this Section 4(b) only, the Base Salary to be used for the 2006 Fiscal Year for the calculation of the Annual Bonus shall be Five Hundred and Fifty Thousand Dollars ($550,000). For fiscal years beginning in 2007, the amount of Base Salary to be used in the calculation of the Annual Bonus shall be the actual Base Salary of the Executive. Any payments of the Annual Bonus shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the normal payroll procedures of the Company.

3.	Section 4(c) of the Agreement shall be amended, effective December 31, 2006, by deleting the existing Section 4(c) in its entirety and replacing it with the following:

Annual Options. Effective March 18, 2006, Executive shall be granted options with a Black-Scholes value on the date of grant, as determined by the Committee, equal to $384,615, with such options vesting in substantially equal amounts quarterly between the grant date and the first anniversary of the grant date. Effective January 1, 2007, and each January 1 thereafter during the Period of Employment, the Committee may grant such other equity awards or options to Executive as it determines in its sole discretion.

4.	Section 5(c)(4) of the Agreement shall be amended, effective December 31, 2006, by deleting the existing Section 5(c)(4) in its entirety and replacing it with the following:

(4) reimburse the Executive for the costs incurred by him for estate planning purposes provided by Ayco or such other individual or firm acceptable to both the Executive and the Company and such reimbursement shall be subject to an annual limit of Twenty Thousand Dollars ($20,000) beginning in 2007; and

5.
This Amendment shall be attached to and form a part of the Agreement between the Executive and the Company. Except as modified by the Amendment, the Agreement shall remain in full force and effect without modification. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, W.T. WAMBERG AND CLARK, INC. HAVE DULY ACKNOWLEDGED THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED SEPTEMBER 1, 1999, AS AMENDED, AND ACKNOWLEDGE THAT EACH PARTY HAS READ, UNDERSTANDS AND ACCEPTS THE CONTENTS OF THIS AMENDMENT, AND THAT EACH PARTY HAS EXECUTED THIS AMENDMENT EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.

W.T. WAMBERG /s/ W.T. Wamberg W.T. Wamberg January 3, 2007 Date	CLARK, INC. By: /s/ Thomas M. Pyra Its: President January 5, 2007 Date